Exhibit 10.44
CONTRIBUTION AGREEMENT
     This CONTRIBUTION AGREEMENT (this “Agreement”) is made as of April 20, 2007, by and between Steven M. Mariano, an individual residing in the State of Florida (“Mariano”), and SunCoast Holdings, Inc., a Delaware corporation (“SunCoast”).
     WHEREAS, Mariano currently owns 100,000 shares of common stock, par value $0.01 per share (collectively, the “Shares”), of Patriot Risk Management of Florida, Inc., a Delaware corporation (the “PRMFI”);
     WHEREAS, PRMFI has one wholly owned subsidiary, Patriot Insurance Management Company, Inc. (“PIMC”), which engages in the business of providing services for insurance;
     WHEREAS PRMFI is the sole shareholder of PIMC;
     WHEREAS, SunCoast previously considered acquiring PRMFI and its subsidiary in order to enhance SunCoast’s current lines of business and Mariano previously considered transferring PRMFI and its subsidiary to SunCoast, but the parties never consummated a transaction; and
     WHEREAS, Mariano and SunCoast have determined the contribution of PRMFI to SunCoast will enhance the business of both SunCoast and PRMFI by, among other things, allowing both companies to take advantage of synergies from the combination of the businesses, allowing Mariano to focus his full-time attention to the combined businesses and satisfying third party covenants relating to related party transactions.
     NOW, THEREFORE, for good an valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties hereto, intending to be legally bound, hereby agree as follows:
1.	Contribution of the Shares.
     1.1 General. On the terms and subject to the conditions set forth in this Agreement and upon the representations and warranties made herein by each of the parties to the other, on the date hereof, Mariano hereby contributes, conveys, assigns, transfers and delivers to SunCoast the Shares, and SunCoast hereby accepts and acquires the Shares.
     1.2 Delivery of Documents. On the date hereof, Mariano shall deliver or cause to be delivered to SunCoast a certificate or certificates representing the Shares registered in his name, duly endorsed (or accompanied by a duly executed stock power in the form attached hereto as Exhibit A).
2.	Representations and Warranties.
     2.1 Representations of Mariano. Mariano hereby represents and warrants to SunCoast as follows:

          (a) Authority. This Agreement has been duly executed by Mariano and constitutes the legal, valid and binding obligation of Mariano enforceable against Mariano in accordance with its terms, except as to the enforceability thereof as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.
          (b) No Conflicts or Violation. None of the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby or compliance by Mariano with any provisions hereof, will (i) violate (with or without the giving of notice or the lapse of time or both), conflict with, or result in any violation of or default under, any agreement, indenture or other instrument to which Mariano or PRMFI is a party or may be bound, (ii) violate any judgment, decree, order or award of any court, governmental body or other authority to which Mariano or PRMFI is subject or (iii) violate any statute, regulation, ordinance or code of any foreign, federal, state or local government or other governmental department or agency.
          (c) No Consents Required. No application, notice, order, registration, qualification, waiver, consent, approval or other action (collectively “Consent”) is required to be filed, given, obtained or taken by virtue of the execution, delivery and performance of this Agreement by Mariano or the consummation of the transactions contemplated hereby by Mariano.
          (d) Shares. Mariano is the record and beneficial owner of the Shares, with good and marketable title thereto, free and clear of all liens, claims, charges, pledges, proxies, restrictions, preemptive rights, security interests, or any encumbrance whatsoever, and, except as provided in this Agreement, there are no outstanding purchase agreements, options, warrants or other rights of any kind whatsoever entitling any person to purchase an interest in any Shares or restricting the transfer if the Shares.
          (e) Capitalization. As of the date hereof and immediately prior to Mariano’s contribution of the Shares to SunCoast, the authorized capital stock of PRMFI consists of 100,000 shares of common stock, par value $0.01 per share, of which 100,000 shares are issued and outstanding, all of which are owned by Mariano. There are no outstanding subscriptions, options, convertible securities, rights (preemptive or otherwise), warrants, calls or agreements relating to any shares of capital stock of the PRMFI. As of the date hereof, the authorized capital stock of PIMC consists of 100 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding all of which are owned by PRMFI. There are no outstanding subscriptions, options, convertible securities, rights (preemptive or otherwise), warrants, calls or agreements relating to any shares of capital stock of the PIMC.
          (f) Recitals. The facts stated in the recitals to this Agreement are accurate.
     2.2 Representations of SunCoast. SunCoast hereby represents and warrants to Mariano as follows:
          (a) Authority. SunCoast has all necessary power and authority to execute and deliver this Agreement and to perform the obligations to be performed by SunCoast hereunder.
Contribution Agreement

The execution, delivery and performance of this Agreement by SunCoast and the purchase of the Shares by SunCoast pursuant hereto have been duly authorized. This Agreement has been duly executed and delivered by SunCoast and constitutes the legal, valid and binding obligations of SunCoast, enforceable against SunCoast in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.
          (b) No Conflicts or Violation. None of the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby or compliance by SunCoast with any provisions hereof, will (i) conflict with or violate any provision of the organizational documents of SunCoast, (ii) violate (with or without the giving of notice or the lapse of time or both), conflict with, or result in any violation of or default under, any agreement, indenture or other instrument to which SunCoast is a party or may be bound, (iii) violate any judgment, decree, order or award of any court, governmental body or other authority to which SunCoast is subject or (iv) violate any statute, regulation, ordinance or code of any foreign, federal, state or local government or other governmental department or agency.
          (c) No Consents Required. No Consent is required to be filed, given, obtained or taken by virtue of the execution, delivery and performance of this Agreement by SunCoast or the consummation of the transactions contemplated hereby by SunCoast.
3.	Miscellaneous.
     3.1. Further Assurances. Each party hereto shall at any time, and from time to time, upon request of another party hereto, execute, acknowledge and deliver all such further assignments, transfers, conveyances or other documents or instruments, and take all such further action, as may be reasonably requested by such other party to carry out the intent of this Agreement and to transfer and vest title to the Shares as contemplated herein.
     3.2. Entire Agreement. This Agreement (including the agreements, exhibits and schedules referred to herein or delivered pursuant hereto, which are a part hereof for all purposes) constitutes the entire agreement between the parties with respect to the subject matter hereof and can only be amended, supplemented or changed by a written instrument making specific reference to this Agreement and duly executed by the party to be bound thereby. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby, whether oral, written, or in any other form.
     3.3. Assignability. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party and any attempt to do so shall be of no force or effect. This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective heirs, successors and assigns.
     3.4. Severability. If any provision of this Agreement, or in any document referred to herein, shall be determined to be illegal, void or unenforceable, all other provisions of this Agreement, or in any other document referred to herein, shall not be affected and shall remain in full force and effect.
Contribution Agreement

     3.5. Applicable Law. This Agreement shall be exclusively governed by, and construed only in accordance with, the laws of the State of Florida without regard to conflict of laws principles.
     3.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.
     3.7 Costs and Expenses. Each of the parties to this Agreement shall bear his or its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby.
     3.8 Attorneys’ Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys’ fees (and sales taxes thereon, if any), including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SUNCOAST HOLDINGS, INC.

By:
STEVEN M. MARIANO		Name:	Steven M. Mariano
		Title:	CEO and Chairman of the Board

Addresses for Notice: 5212 Fisher Island Drive Miami, FL 33109	Addresses for Notice: 401 E. Las Olas Blvd. Suite 1540 Ft. Lauderdale, FL 33301
Contribution Agreement